                                       LEASE

        THIS LEASE is entered into on April 29, 1998, by and between Robert
L. Cox and Robert L. Cox II, 4002 Main Street, Grandview, Missouri 64030 ("Landlord") and ROLOX, INC., f/k/a ThermoView Merger Corp., c/o ThermoView Industries, Inc., 1101 Herr Lane, Louisville, Kentucky 40222, Attention:
Stephen A. Hoffmann ("Tenant").

        In consideration of the mutual covenants hereinafter contained, and each act performed hereunder by either of the parties, Landlord and Tenant agree as follows:

                                     ARTICLE 1

                                  DEMISED PREMISES

        Section 1.1. Demised Premises. Landlord hereby lets and demises to Tenant, and Tenant hereby leases from Landlord that portion of the real property, described in Exhibit A attached hereto and by reference made a part hereof (the "Demised Premises").

                                     ARTICLE 2

                                 TERM AND RENEWALS

        Section 2.1. Demised Term. The "Demised Term" of this Lease shall be for a period of 3 years beginning on May 1, 1998, and ending on April 30, 2001.

        Section 2.2. Holding Over. In the event Tenant remains in possession of the Demised Premises after the expiration of the Demised Term and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

                                      ARTICLE 3

                                        RENT

        Section 3.1. Rental During Demised Term. Tenant shall pay to Landlord throughout the Demised Term rental as follows: $43,999.92 for each year of the Demised Term payable on the first day of each month in advance in equal monthly installments of $3,666.66.

        Section 3.2. Payments. Rental checks are to be made payable to Landlord and mailed to Landlord at the address shown in the caption of this Lease, or otherwise as designated by Landlord from time to time in a written instrument delivered to Tenant.

                                     ARTICLE 4

                                       TAXES

        Section 4.1.    Real Estate Taxes.

                        (A) As additional rental hereunder Tenant shall pay and discharge as they become due, all taxes and assessments on the Demised Premises.

                        (B) Tenant shall have the right at its own expense to challenge any tax or assessment; such challenge will not, however, relieve Tenant's obligation to pay such taxes promptly when due. If such challenge results in a reduction of taxes or assessments, Tenant shall be entitled to a refund of such reduction within fourteen (14) days of the date such refund amount is received by Landlord. If the challenge results in reduction of a bill prior to payment by Landlord, Tenant shall not be entitled to a refund, but shall have its bill appropriately reduced.

                        (C) If this Lease expires or terminates before a tax or assessment bill is rendered for the year in which such expiration or termination occurs, Tenant shall pay to Landlord on January 1 of such year of expiration or termination the proportionate amount of the anticipated tax for the entire calendar year. The said proportional amount shall be computed as a fraction the numerator of which shall be the number of months of the lease term within the last calendar year and denominator of which shall be twelve
(12).

                                     ARTICLE 5

                              USE OF DEMISED PREMISES

        Section 5.1. Use. Tenant shall not use or allow the Demised Premises to be used for any unlawful, disreputable or immoral purpose or in any way that will injure the reputation of the Demised Premises.

                                     ARTICLE 6

                                  UTILITY SERVICES

        Section 6.1. Payment by Tenant. Payment for all utilities used upon or in connection with the Demised Premises shall be made by Tenant. Such utility services shall include, but not be limited to, water, electricity, gas and trash collection.

                                     ARTICLE 7

                                    MAINTENANCE

        Section 7.1. Landlord's Maintenance. Tenant shall keep, maintain and make replacements within the interior and exterior of the Demised Premises in good condition and repair. Provided, however, should the aggregate amount of expenses for the repair or replacement to equipment (including but not limited to electrical systems, lights, plumbing, heating and cooling systems, and all similar equipment) during the Demised Term exceed $10,000, then Landlord and Tenant hereby agree to each pay one-half of such additional expenses.

                                     ARTICLE 8

                                    ALTERATIONS

        Alterations. Tenant shall not alter or add to any part of the Demised Premises except with Landlord's prior consent, such consent not to be unreasonably withheld. Unless otherwise specifically provided in writing, any such alteration or addition shall remain in the Demised Premises upon the expiration or termination of this Lease, free of any claim by Tenant. Tenant shall furnish evidence to Landlord that all claims for labor and materials furnished for such remodeling, alteration or addition have been paid or provided for. Should Tenant fail to pay for such labor or materials, Landlord may pay such amount and add the cost thereof to the rental provided for herein.

                                     ARTICLE 9

                                   TRADE FIXTURES

        Section 9.1. Trade Fixtures. All fixtures, equipment and other personal property placed in or upon the Demised Premises by Tenant shall remain property of Tenant and Tenant shall have the right to remove such property at any time, providing that any damage caused by such removal shall be repaired at Tenant's expense.

                                     ARTICLE 10

                                     INSURANCE

        Section 10.1. Liability Insurance. Tenant shall, during the Demised Term, keep in force and effect a policy of public liability and property damage insurance with respect to the Demised Premises operated by Tenant. Tenant shall name Landlord as an additional insured.

        Section 10.2. Casualty and Other Insurance. Tenant shall carry during the Demised Term fire and extended coverage insurance on the Demised Premises. Tenant shall provide Landlord with certificates of insurance showing that all insurance is effective, payable to Landlord and Tenant (as their respective interests appear) and not cancelable without ten (10) days' prior written notice to Landlord. Tenant shall name Landlord as an additional insured.

        Section 10.3. Subrogation. The fire and extended coverage insurance policies kept and maintained by the parties shall be endorsed to provide for or shall otherwise contain a waiver of subrogation by the insurance company or companies except for intentional or grossly negligent acts of the parties, it being the intent of the parties that in the event of loss caused by ordinary negligence, the parties agree to look solely to the proceeds of insurance policies.

                                     ARTICLE 11

                                DEFAULT AND REMEDIES

        Section 11.1. Default by Tenant. In event of any failure of Tenant to pay any rent due hereunder within ten (10) days after the same shall be due, or any failure to perform any other of the terms or conditions of this Lease to be observed or performed by Tenant for more than thirty (30) days after notice of such default shall have been given to Tenant, then Landlord, may terminate this Lease.

        Section 11.2. Default by Landlord. If Landlord shall fail to promptly keep and perform any of its representations and warranties strictly in accordance with the terms of this Lease and shall continue in default for a period of thirty (30) days after written notice thereof to Landlord, then Tenant may, at its sole option and discretion, exercise any or all of the following remedies:

                        (A) declare this Lease ended and vacate the Demised Premises without incurring additional rent or other costs associated with the lease of the Demised Premises; or

                        (B) remain in the Demised Premises and withhold rent and other costs due Landlord until such time as Landlord cures such default; or

                        (C) perform any Landlord obligation, and all expenses (including without limitation, reasonable attorney fees) incurred by Tenant in performing such obligation shall be deemed an obligation of Landlord to Tenant and shall be paid to Tenant on demand.

                                     ARTICLE 12

                                       DAMAGE

        Section 12.1. Damage to the Demised Premises. In the event the Demised Premises are damaged by fire, explosion or any other casualty, the damage shall promptly be repaired by Landlord at Landlord's expense, provided
(i) no Event of Default shall exist at the time of such casualty, (ii) sufficient insurance proceeds shall be made available in a timely manner to Landlord to pay for such reconstruction, and (iii) Tenant shall have in writing agreed to occupy the Demised Premises after reconstruction for the full remaining portion of the Demised Term. If any of the requirements in (i) - (iii) of the preceding sentence shall not be satisfied, Landlord may in its sole discretion, terminate the Lease and be under no further obligation to Tenant. In no event shall Landlord be required to repair or replace Tenant's stock in trade, fixtures, furniture, furnishings, floor coverings and equipment. If the casualty, repairing, or rebuilding shall render the Demised Premises untenantable, in whole or in part, and the damage shall not have been due to the default or neglect of Tenant, then a proportionate abatement of the rent shall be allowed from the date when the damage occurred until the date Landlord completes its work, said proportion to be computed on the basis of the relation which the gross square foot area of the space rendered untenantable bears to the floor space of the Demised Premises. Tenant shall have the option to terminate the Lease if the Demised Premises cannot be fully restored within six (6) months of the date of damage.

                                     ARTICLE 13

                                    CONDEMNATION

        Section 13.1. Condemnation. If the Demised Premises or any part thereof shall be acquired by any authority having power of eminent domain, whether directly pursuant to such power or under threat of use of such power, either Landlord or Tenant shall have the option to terminate this Lease as of the date when possession is taken by the acquiring authority. Any award or settlement for damages or sale proceeds shall be distributed to the parties in proportion to the value of their respective interests in the Demised Premises. In such taking, condemnation, change of grade, limitation of access or like proceeding, the parties thereto shall represent their own interests and shall present and prosecute their own claims for damages and neither party shall be liable to the other for any recovery obtained.

        Section 13.2. Tenant's Option. In the event neither party exercises its option to terminate as aforesaid, Tenant shall be entitled to a reduction of rental payments in proportion to the amount by which the gross area of the Demised Premises is reduced by such taking or loss and such reduction shall be retroactive to the date when Tenant was deprived of the full and complete use of all the Demised Premises.

                                     ARTICLE 14

                               INSPECTION AND ACCESS

        Section 14.1. Inspection and Access. Landlord or its agents may, during normal business hours and with 24 hours prior notice, inspect the Demised Premises and make such repairs thereto as Landlord deems necessary for its preservation. Any repairs made by Landlord because of Tenant's breach of covenant to repair or maintain shall be at Tenant's expense. In case of an emergency, Landlord shall have access to the Demised Premises at any time for the purpose of inspecting such facilities or of making such repairs or changes thereto as Landlord deems necessary.

                                     ARTICLE 15

                          ASSIGNMENT, SUBLEASE OR LICENSE

        Section 15.1. Assignment, Sublease or License. Tenant shall not assign or sublease the Demised Premises without first obtaining the written consent of Landlord.

                                     ARTICLE 16

                                       NOTICE

        Section 16.1. Notices and Payments. All notices, consents, waivers, releases, certifications, statements, requests, payments, and other communications of any kind hereunder shall be in writing and shall be addressed and sent to the parties at their addresses shown in the caption of this Lease, subject to thirty (30) days' notice of change. Such communications shall be effective when deposited in United States Mail, postage prepaid, unless otherwise agreed or provided herein.

                                     ARTICLE 17

                                       SIGNS

        Section 17.1. Signs. Tenant may not erect, maintain, permit and remove any signs on or about the Demised Premises without the consent of Landlord, such consent not to be unreasonably withheld.

                                     ARTICLE 18

                                  TIME OF ESSENCE

        Section 18.1. Time of Essence. Time shall be deemed of the essence in all matters pertaining to this Lease.

                                     ARTICLE 19

                                  INDEMNIFICATION

        Section 19.1. Indemnification by Tenant. Except as otherwise provided in Article 10, Tenant covenants at all times to save the Landlord harmless from all loss, cost or damage which may occur or be claimed with respect to any person or persons, corporation, property or chattels on or about the Demised Premises, or to the property itself, resulting from the intentional or grossly negligent acts of Tenant, its invitees, servants and agents.

        Section 19.2. Indemnification by Landlord. Except as otherwise provided in Article 10, Landlord covenants at all times to save the Tenant harmless from all loss, cost or damage which may occur or be claimed with respect to any person or persons, corporation, property or chattels on or about the Demised Premises, or to the property itself, resulting from the intentional or grossly negligent acts of Landlord, its invitees, servants and agents.

                                     ARTICLE 20

                                   SUBORDINATION

        Section 20.1. Priority. It is understood that this Lease is subject and subordinate to any first mortgage and advances thereon and to all renewals, extensions, modifications, consolidations, participations, replacements, and amendments of such mortgage.

        Section 20.2. Nondisturbance. Provided, however, that so long as Tenant shall not be in default under the terms of this Lease, said Lease shall not be terminated nor shall any of Tenant's rights and obligations under this Lease be disturbed by any steps or proceedings taken by any mortgagee, lessor or other holder of a right of record effecting the real property in the exercise of any of its rights under the instrument wherein the right is authorized.

                                     ARTICLE 21

                                   MISCELLANEOUS

        Section 21.1. Covenant of Title. Landlord covenants, represents and warrants that it has full right and power to execute and perform its obligations under this Lease and to grant the estate demised herein and that Tenant, on payment of the rent herein reserved and performance of the covenants and agreements herein contained, shall peaceably and quietly have, hold and enjoy the Demised Premises during the Demised Term without molestation or hindrance by any person, and, if at any time during the Demised Term, the title of Landlord shall fail or it shall be discovered that its title does not enable Landlord to grant the term hereby demised, or action is taken by governmental authority which prevents Tenant from using the Demised Premises for the use contemplated by it, Tenant shall have the option at Landlord's expense to correct or contest such defect or action, or to annul and void this Lease with full reservation of its rights to damages, if any, against Landlord.

        Section 21.2. Waiver. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be deemed to constitute a waiver of subsequent breach of such covenant or condition, nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord during the continuance of such default.

        Section 21.3. Remedies Cumulative. The remedies of Landlord and Tenant shall be cumulative, and no one of them shall be construed as exclusive of any other or of any remedy provided by law.

        Section 21.4. Relationship of Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto, it being agreed that neither the method of computation of rents nor any other provisions named herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

        Section 21.5. Governmental Regulation. Landlord and Tenant shall each comply with all of the requirements of all county, municipal, state, federal and other applicable governmental authorities, pertaining to the Demised Premises.

        Section 21.6. Construction. Whenever a word appears herein in its singular form, such word shall include the plural; and the neuter gender shall include the masculine and feminine genders. This Lease shall be construed without reference to titles of Articles, Sections or Clauses, which are inserted for reference only.

        Section 21.7. Enjoyment and Relocation. Landlord covenants that it has full right and power to execute and perform this Lease and to grant the estate hereby conveyed and, if Tenant fully performs its duties under this Lease, that Tenant shall throughout the term hereof have the peaceable and quiet enjoyment and possession of the Demised Premises without interference from Landlord or from anyone lawfully claiming through Landlord.

        Section 21.8. Successors. This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns.

        Section 21.9. Attornment. Tenant shall, in the event of any sale, assignment, or foreclosure of Landlord's rights in the Demised Premises, attorn to and recognize such assignee or purchaser thereof as the Landlord under this Lease.

        Section 21.10. Entirety, Severability and Law. This Lease shall constitute the entire agreement between the parties and shall not be modified in any manner except by written instrument executed by the parties. The invalidity or unperformability of any provision hereof shall not affect or impair any other provision hereof. Each term and provision hereof shall be performed and enforced to the fullest extent permitted by and in accordance with Missouri law.

        Section 21.11. Consent. Whenever it is necessary under the terms of the Lease for either party to obtain the consent or approval of the other party, such consent or approval shall not be unreasonably withheld.

        Section 21.12. Law of Missouri. This Lease shall be governed by the laws of the State of Missouri.


        To indicate their understanding of and consent to the foregoing terms, the parties have executed this Lease on the date first above written.

LANDLORD:

/s/ Robert L. Cox
----------------------------------
ROBERT L. COX

/s/ Robert L. Cox
----------------------------------
ROBERT L. COX II


TENANT:

ROLOX, INC., f/k/a Thermoview Merger Corp.

BY:  /s/ Stephen A. Hoffmann
   -------------------------------------------
        Stephen A. Hoffmann, President

                                    EXHIBIT A

Property located at 3940 Main Street, Grandview, Missouri  64030.